UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Molson Coors Brewing Company (the “Company”) was held on May 25, 2016, in Denver, Colorado, at which the following matters were submitted to a vote of the stockholders:

(a) Votes regarding the election of the persons named below as Directors for a term expiring in 2017 were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non- Votes
Peter H. Coors	5,110,368	32,487	15,632
Peter J. Coors	5,110,368	32,487	15,632
Betty K. DeVita	5,142,727	128	15,632
Mary Lynn Ferguson-McHugh	5,142,727	128	15,632
Franklin W. Hobbs	5,142,727	128	15,632
Mark R. Hunter	5,142,727	128	15,632
Andrew T. Molson	5,110,318	32,537	15,632
Geoffrey E. Molson	5,110,318	32,537	15,632
Iain J.G. Napier	5,142,727	128	15,632
Douglas D. Tough	5,142,727	128	15,632
Louis Vachon	5,142,677	178	15,632

CLASS B DIRECTORS:	For	Withheld	Broker Non- Votes
Roger G. Eaton	178,665,660	2,980,904	—
Charles M. Herington	178,628,642	3,017,922	—
H. Sanford Riley	152,856,634	28,789,930	—

(b) Votes of our Class A and B Common Stock together as a single class regarding approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Class A and B Common Stock, voting together as a class:

For	Against	Abstain	Broker Non-Votes
184,337,028	1,992,935	459,456	15,632

(c) Votes of our Class A Common Stock regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

For	Against	Abstain
5,157,770	600	117

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	May 26, 2016	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy General Counsel and Secretary

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